FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2004

ASCENT ASSURANCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8538 (Commission File Number)	73-1165000 (IRS Employer Identification Number )

3100 Burnett Plaza, 801 Cherry Street, Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

(817) 878-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K consists of 5 pages. The Exhibit Index is on page 5.

Item 1.01         Entry Into a Material Definitive Agreement

On September 1, 2004, Ascent Assurance, Inc. (the “Registrant”) entered into an Employment Agreement with Benjamin M. Cutler defining the terms of his employment with the Registrant as Chairman and Chief Executive Officer. The information set forth in Item 5.02 of this current report on Form 8-K is incorporated herein by reference.

Item 5.02        Departure of Directors or Principal Officers; Elections of Directors;
                        Appointment of Principal Officers

(b)     On August 26, 2004, Patrick J. Mitchell, Director, Chairman and Chief Executive Officer of Ascent Assurance, Inc. vacated the positions held with the Registrant. Pursuant to the terms of the Extension of Employment Agreement dated as of March 16, 2004, Mr. Mitchell received a severance payment in the amount of $769,558.55. The Registrant expects that the expense resulting from the payment will significantly decrease the Registrant’s net income reported in the financial statements for the quarterly period ending September 30, 2004.

(c) and (d)     On September 1, 2004, Benjamin M. Cutler, age 59, was appointed as Director, Chairman and Chief Executive Officer of the Registrant. From October 2002 to August 2004, Mr. Cutler was Chairman of Assurant Health and Executive Vice President of Assurant, Inc. and from 1996 through 2002, Mr. Cutler served as President and Chief Executive Officer of Fortis Health (now known as Assurant Health). Mr. Cutler entered into an employment agreement with the Registrant as of September 1, 2004 defining the terms of his employment with the Registrant (the “Employment Agreement”). Such Employment Agreement was approved by the Compensation Committee of the Board of Directors which is comprised of independent directors.

Pursuant to the Employment Agreement, the Registrant has agreed to employ Mr. Cutler for a period of five years commencing on September 1, 2004. Mr. Cutler has a base salary of $250,000 that will be reviewed annually for increase at the sole discretion of the Board. In addition to base salary, Mr. Cutler is entitled to receive an annual performance bonus (“Annual Bonus”) for each fiscal year based upon the attainment of performance criteria approved by the Board. The minimum Annual Bonus in the event that target performance is attained is 200% of the base salary in effect on the last day of the applicable fiscal year. However, for the partial calendar year 2004 and full calendar year 2005, the minimum Annual Bonus is $166,666 and $500,000, respectively, regardless of whether performance targets are achieved. Mr. Cutler is also entitled to participate in and receive all benefits under any other short-term or long-term incentive program, savings and retirement plans, and welfare benefit plans, practices, policies and programs maintained or provided by the Registrant for the benefit of senior executives. Mr. Cutler will receive a monthly allowance for reasonable personal living expenses as agreed to by the Board.

Mr. Cutler will receive options to purchase 9.9% of the common stock of the Registrant at an exercise price equal to the fair market value of such shares on September 1, 2004 as determined by the Board. Such options will vest in five equal installments on each of the first five anniversaries from September 1, 2004, provided Mr. Cutler is an employee on each applicable vesting date. In addition, the vesting of options may be accelerated by a Change in Control (as defined in the Employment Agreement). The obligation to grant the common stock options may be partially satisfied by an option granted with respect to up to 10% of the fully-diluted shares of common stock of the Registrant beneficially owned by Credit Suisse First Boston Management LLC and its affiliates (“CSFB”). As of September 1, 2004, CSFB owned approximately 93% of the Registrant’s outstanding common stock. Common stock options granted to Mr. Cutler will have a duration of ten years, except that (i) if his employment with the Registrant terminates for any reason other than for Cause (as defined in the Employment Agreement), Disability (as defined in the Employment Agreement) or death, any then vested but unexercised options shall be exercisable for three months following such termination, (ii) if his employment with the Registrant terminates due to Disability or death, any then vested but unexercised options shall be exercisable for six months following such termination, and (iii) if his employment with the Registrant terminates for Cause, all unexercised options (including any vested options) shall terminate immediately upon such termination.

In the event of the consummation of (i) a Qualifying Liquidity Event (as defined in the Employment Agreement) or (ii) any pay down of Registrant debt held by CSFB (“CSFB Debt”), Mr. Cutler shall be eligible to receive a one-time liquidation sharing amount of either $2,000,000 or a pro-rata share of any such pay down of CSFB Debt, respectively, in either case ranking pari passu to the amounts which are able to be retained by CSFB, including after giving effect to the subordination of such debt. Any amounts due and payable to Mr. Cutler will also include an additional amount equal to the proportionate amount of interest which would be paid relative to a notional principal amount of $2,000,000, if the CSFB Debt were increased by $2,000,000 as of September 1, 2004, such additional amount to be paid to Mr. Cutler at the same time as interest is paid on the CSFB Debt. As of June 30, 2004, the outstanding balance of the CSFB Debt was $15.7 million.

In the event of the consummation of a Qualifying Liquidity Event (as defined in the Employment Agreement) while Mr. Cutler is an employee, Mr. Cutler will be eligible to receive a one-time liquidity performance bonus calculated pursuant to the applicable provisions of the Employment Agreement. In general, such bonus shall consist of 10% of the dollar amount of consideration allocable to CSFB in respect of debt obligations and/or securities of the Registrant and its subsidiaries in the Qualifying Liquidity Event (as defined in the Employment Agreement) in excess of the amount required for CSFB to achieve a rate of return of 25% (additional amounts may be payable to Mr. Cutler depending on CSFB’s rate of return in the Qualifying Liquidity Event (as defined in the Employment Agreement)).

Either the Registrant or Mr. Cutler may terminate the Employment Agreement and Mr. Cutler’s employment at any time for any reason upon 7 days prior written notice to the other. Upon any termination of the Employment Agreement, the Registrant shall have no liability or obligations whatsoever to Mr. Cutler except for (i) the liquidation sharing amount described above, (ii) obligations for common stock options as described above, (iii) the one-time liquidity performance bonus described above, if a definitive agreement for a Qualifying Liquidity Event (as defined in the Employment Agreement) has been entered into before July 1, 2010 and if there in no termination for Cause (as defined in the Employment Agreement), (iv) accrued but unused vacation, (v) accrued but unpaid base salary, (vi) earned but unpaid Annual Bonus and (vii) unreimbursed business expenses.

The Registrant is presently evaluating the impact of Mr. Cutler’s Employment Agreement on the Registrant’s financial statements for the quarterly period ending September 30, 2004.

Item 9.01        Financial Statements and Exhibits

Exhibit 99.1	Press Release of Ascent Assurance, Inc. Dated September 1, 2004 Announcing the Appointment of the Registrant's New Chairman and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT ASSURANCE, INC.

Date: September 1, 2004	By: /s/ CYNTHIA B. KOENIG
Cynthia B. Koenig Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release of Ascent Assurance, Inc. Dated September 1, 2004 Announcing the Appointment of the Registrant's New Chairman and Chief Executive Officer.

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